Calculation of Filing Fee Tables
S-3
BICYCLE THERAPEUTICS PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, nominal value GBP0.01 per share	457(o)
		Equity	Preference Shares, nominal value GBP0.01 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees to be Paid	2	Equity	Ordinary Shares, nominal value GBP0.01 per share	457(a)	30,323,301	$ 8.04	$ 243,799,340.04	0.0001531	$ 37,325.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 743,799,340.04		$ 113,875.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 105,537.46
			Net Fee Due:						$ 8,338.22
Offering Note
[1]	(a) The ordinary shares, nominal value GBP0.01 per share, will be represented by American Depositary Shares ("ADSs"), each of which represents one ordinary share of Bicycle Therapeutics plc (the "Registrant"). ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to separate registration statements on Form F-6 (File Nos.: 333-231422 (as amended) and 333-279465). (b) An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units (which may or may not be separable from one another) with other securities registered hereunder. (c) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the ordinary shares include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions or anti-dilution adjustments. (d) There are being registered hereunder such indeterminate number of the securities of each identified class as may be sold by the Registrant from time to time at indeterminate prices, with the aggregate initial offering price not to exceed $500,000,000. The proposed maximum prices per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3 under the Securities Act. (e) The registration fee is calculated pursuant to Rule 457(o) of the Securities Act based on the maximum aggregate offering price.

[2]	(a) Represents the ordinary shares, nominal value GBP0.01 per share, represented by ADSs of the Registrant that will be offered for resale by the selling shareholders pursuant to the registration statement to which this exhibit is attached. The ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to separate registration statements on Form F-6 (File Nos.: 333-231422 (as amended) and 333-279465). (b) Consists of an aggregate of 30,323,301 ordinary shares, represented by 30,323,301 ADSs, of which 10,885,357 ordinary shares are presently issued, and 19,437,944 ordinary shares into which 19,437,944 non-voting ordinary shares may be redesignated. These securities will be offered for resale by the selling securityholders pursuant to a prospectus that forms a part of the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions or anti-dilution adjustments. (c) The registration fee is calculated pursuant to Rule 457(a) of the Securities Act. The estimated proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's ordinary shares on August 4, 2025, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Sources		Bicycle Therapeutics plc	S-3	333-272248		06/18/2024						$ 131,033.11
Rule 457(p)
Fee Offset Claims	1	Bicycle Therapeutics plc	S-3	333-272248	06/18/2024		$ 105,537.46	Equity	Ordinary Shares	30,323,301	$ 715,023,437.58
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On June 18, 2024, the Registrant filed a prospectus supplement (the "Prospectus Supplement") to its automatically effective registration statement on Form S-3ASR (File No. 333-272248) (the "Prior Registration Statement") that had been filed on May 26, 2023 with the U.S. Securities and Exchange Commission, with respect to the resale by the selling securityholders named therein of up to 37,656,764 ordinary shares represented by ADSs of the Registrant. In connection with the filing of the Prospectus Supplement, the Registrant owed and paid a total fee of $131,033.12 based on the fee rate then in effect. The offering of the unsold securities registered under the Prior Registration Statement and Prospectus Supplement terminated on February 25, 2025 upon the expiration of the Prior Registration Statement. At the time of the termination of the offering under the Prior Registration Statement and Prospectus Supplement, there remained unsold $715,023,437.58 of securities registered under the Prior Registration Statement and Prospectus Supplement, for which the Registrant previously paid a registration fee of $105,537.46 based on the fee rate in effect at the time of the filing of the Prospectus Supplement. Pursuant to Rule 457(p), the Registrant is offsetting $105,537.46 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the unsold securities under the Prior Registration Statement and Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A